                                                                   EXHIBIT 10.23

                           SECOND AMENDED AND RESTATED
                         PACIFICARE HEALTH SYSTEMS, INC.
                           STATUTORY RESTORATION PLAN

      WHEREAS, PacifiCare Health Systems, Inc., (the "Company") established the amended and restated statutory restoration plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and bonuses, effective as of January 1, 1999 (the "Amended and Restated Statutory Restoration Plan");

      WHEREAS, it is believed that providing for deferral of compensation at the election of each eligible executive will be in the best interests of the Company;

      WHEREAS, the Company wishes to amend and restate the Amended and Restated Statutory Plan to reflect the administration of the plan and incorporate the first amendment to the Amended and Restated Statutory Plan; this second amended and restated PacifiCare Health Systems, Inc. statutory restoration plan shall be referred to herein as the "Plan;"

      WHEREAS, it is the intent of the Company that the Plan shall supersede any other statutory restoration plan, policy or arrangement which the Company or any of its subsidiaries may have sponsored or made available in the past; and

      WHEREAS, the Company intends that this plan shall be maintained as a "top hat" plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA;

      NOW, THEREFORE, it is hereby declared as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Whenever the following words and phrases are used in this Plan, they shall have the meanings specified below.

Section 1.1 "Accounts" shall mean the accounts maintained by the Committee for each Participant, which includes the Deferral Account, the Matching Account and the Three Percent Account.

Section 1.2 "Board of Directors" or "Board" means the Board of Directors of the Company.

Section 1.3 "Bonus" means any management incentive plan bonus, long-term bonus, sign-on bonus, retention bonus, sales commission or any other bonuses determined as eligible for the Plan by the Committee payable to a Participant in addition to the Participant's Salary, other than moving expenses, prior to any reduction for deferrals to a plan qualified under Section 125 or Section 401(k) of the Code.

                                                                   EXHIBIT 10.23

Section 1.4 "Change of Control" shall have the meaning set forth in Section 7.3.

Section 1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

Section 1.6 "Committee" means the Committee appointed by the Compensation Committee to administer the Plan in accordance with Article VI.

Section 1.7 "Company" means PacifiCare Health Systems, Inc., a Delaware corporation, or any successor corporation.

Section 1.8 "Compensation" means for any Participant for any Plan Year his or her Statutory Compensation for such Plan Year, excluding all reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (including severance benefits).

Section 1.9 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.10 "Deferral Account" shall mean the account maintained by the Committee for each Participant that is credited with the amounts deferred under
Section 2.2 of this Plan together with any Earnings on such deferred amounts.

Section 1.11 "Disability." A Participant shall be deemed to be incapacitated or disabled, if such Participant's incapacity or disability prevents a Participant from fully performing his duties to an Employer for a period in excess of 90 days and, after such 90-day period, the Company and a physician, duly licensed and qualified in the specialty of the Participant's incapacity or disability, decide in their reasonable judgments, that such incapacity or disability will be permanent or of such continued duration as to prevent a Participant from resuming the rendition of services to the Employer for at least an additional six-month period.

Section 1.12 "Distributable Amount" shall have the meaning set forth in Section 4.1.

Section 1.13 "Earnings" shall mean the amount credited to a Participant's Account as result of the investment elections made by a Participant pursuant to
Section 3.1.

Section 1.14 "Eligible Employee" means any Employee of an Employer who the Company has designated to be at an executive salary grade of 15 or above and who is scheduled to work at least 32 hours per week.

Section 1.15 "Employee" shall mean any employee (as defined in accordance with the Treasury Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of an Employer, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

                                                                   EXHIBIT 10.23

Section 1.16 "Employer" means the Company (or any successor by merger, consolidation or purchase of substantially all of the Company's assets) and any and all Subsidiaries of the Company.

Section 1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 1.18 "Fund" or "Funds" means one or more of the funds selected by the Committee pursuant to Section 3.1(b).

Section 1.19 "Initial Election Period" for an Eligible Employee means the 30-day period following the receipt by an Eligible Employee of enrollment material for this Plan.

Section 1.20 "Interest Rate" shall mean, for each Fund, an amount equal to the net gain or loss on the assets of such Fund during each month.

Section 1.21 "Matching Account" shall mean the account maintained by the Committee for each Participant that is to be credited with contributions pursuant to Section 2.4 of this Plan together with the Earnings credited to such amounts as provided herein.

Section 1.22 "Participant" means, for purposes of this Plan, any Eligible Employee who satisfies the requirements of Section 2.1.

Section 1.23 "Payment Eligibility Date" means the first day of the month following the end of the calendar quarter in which a Participant terminates employment for any reason with all Employers or dies

Section 1.24 "Plan" means this Second Amended and Restated Statutory Restoration Plan of PacifiCare Health Systems, Inc., as it may be amended from time to time.

Section 1.25 "Plan Year" means the 12 consecutive month period beginning on January 1 and ending on December 31 of the same year.

Section 1.26 "Qualified Plan" shall mean the 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, as amended from time to time.

Section 1.27 "Retirement" or "Retire" for purposes of this Plan means termination of a Participant's employment from all Employers, which occurs after the sum of the following two factors meet or exceed 55: (i) the Participant's age and (ii) the Participant's number of years of service with all Employers.

Section 1.28 "Statutory Compensation" means for any Participant for any Plan Year his or her total taxable remuneration received from an Employer in that Plan Year for service rendered as an Employee (including those items not reported on Form W-2 as determined

                                                                   EXHIBIT 10.23

under Treas. Reg. Section 1.415-2(d)(2)(iii)-(vi)) and including any elective deferrals as defined in Code Section 402(g)(3) and any amounts not includable in gross income by reason of the Code Section 125 (cafeteria plan) or Code Section 457 (deferred compensation plan of state and local governments and tax-exempt organizations) and excluding

            (a) Employer contributions to a deferred compensation plan ( to the extent includable in the Participant's gross income solely by reason of Code Section 415) or to a simplified employee pension plan (to the extent deductible by the Participant) and any distribution from a deferred compensation plan (other than an unfunded, non-qualified plan);

            (b) amounts realized from the exercise of a non-qualified stock option or taxable by reason of restricted property becoming freely tradable or free of a substantial risk of forfeiture as described in Code
      Section 83;

            (c) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

            (d) other amounts which receive special tax benefits such as Employer contributions toward the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable form the Participant's gross income).

Section 1.29 "Statutory Limits" shall mean the limitations on contributions imposed by Sections 415, 401(a)(17) and 402(g) of the Code.

Section 1.30 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.31 "Three Percent Contribution Account" shall mean the account maintained by the Committee for each Participant which is to be credited with contributions made pursuant to Section 2.3 of this Plan together with the Earnings credited thereon as provided herein.

Section 1.32 "Termination" shall mean termination of employment with all Employees for any reason, including, without limitation, death, disability and when an Employee begins to receive severance/salary continuation payments.

                                                                   EXHIBIT 10.23

                                   ARTICLE II
                              CONTRIBUTIONS TO PLAN

Section 2.1 Election to Participate.

      a. To be eligible to participate in this Plan, an Eligible Employee must be participating in the Qualified Plan and be contributing to the Qualified Plan the maximum elective deferral allowed under the Qualified Plan.

      b. An Eligible Employee shall become a Participant in this Plan through either (1) an election to defer a portion of his or her Salary in accordance with subsection 2.1 (c) or (d) or (2) a contribution by the Company to an Employee's Three Percent Account.

      c. The Compensation Committee shall determine the Eligible Employees who may participate in this Plan for the next Plan Year at least 60 days prior to the beginning of the next Plan Year and the Committee shall notify each Employee of his prospective eligibility to participate in this Plan at least 30 days prior to the time he must file an application for participation. To be eligible to defer Salary and/or Bonus paid during any Plan Year, an Eligible Employee must file a written application with the Committee no later than December 15 of the preceding Plan Year. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit an Eligible Employee to file an application on, or after December 15 if, in its judgment, his or her failure to do so prior to said date was due to reasonable cause, but in no event may such application be filed after December 31. The application for participation shall signify the Eligible Employee's acceptance of the terms of this Plan and the portion of Salary and/or Bonus that he elects to defer in accordance with
Section 2.2 of this Plan. Elections by Eligible Employees to defer Salary and/or Bonus for a Plan Year shall be irrevocable.

      d. Subject to Section 2.1(a), upon an individual being employed as an Eligible Employee or an Employee being promoted to a position where he or she is an Eligible Employee, such individual may become a Participant in this Plan by making (i) an election to defer a portion of his or her Salary by filing with the Committee, on a form provided by the Committee, no later than the last day of his or her Initial Election Period or (ii) a contribution by the Company to an Employee's Three Percent Account. Elections made pursuant to this subsection
(d) shall be irrevocable. An election to defer during the Initial Election Period shall be effective with respect to Salary and/or Bonus as soon as administratively possible.

      c. Duration of Deferral Election. Any Salary and/or Bonus deferral election made under subsection (c) of this Section 2.1 shall be irrevocable and shall apply to the Salary payable during subsequent Plan Years and/or Bonus payable with respect to services performed during subsequent Plan Years until a Participant makes a new election; provided, however, that an election may not be changed for the first Plan Year after an election is made or for any Plan Year once the Plan Year has begun. An Eligible Employee may make changes to his or her election, subject to the limitations set forth in this Section 2.1, to change the deferral under a previous election by filing with the Committee on forms provided by the Committee, a new election to defer a percentage of his or her Salary and/or Bonus on or before the December 15 preceding the Plan Year for which the new election is to apply. Notwithstanding the foregoing, the Committee may, in its absolute discretion, permit an Eligible Employee to file an election to defer on or

                                                                   EXHIBIT 10.23

after December 15, if, in its judgment, his or her failure to do so prior to said date was due to reasonable cause, but in no event may such election be filed after December 31. All elections, once made, are irrevocable.

Section 2.2 Amount of Deferral.

      A Participant may elect to defer all, or a portion of, the amount of his Salary and/or Bonus that he could defer under the terms of the Qualified Plan, except for the application of the Statutory Limits. If a Participant so elects, any such excess deferral will be credited to that Participant's Deferral Account under this Plan. Upon an election to defer Salary and/or Bonus, each Participant's Salary and/or Bonus will be reduced by the amount deferred.

Section 2.3 Amount of Three Percent Contribution.

      Any excess three percent contribution that would have been contributed on behalf of a Participant under the terms of the Qualified Plan, except for the application of the Statutory Limits, will be credited to that Participant's Three Percent Account under this Plan.

Section 2.4 Amount of Matching Contribution.

      Any excess Company matching contribution that would have been contributed on behalf of a Participant under the terms of the Qualified Plan, except for the application of the Statutory Limits, will be credited to that Participant's Matching Account under this Plan. Such matching contributions shall be determined assuming that such Participant's Salary and/or Bonus deferrals under this Plan would have been made under the Qualified Plan.

Section 2.5 Designation of Beneficiary.

      For purposes of this Plan, a Participant's Beneficiary or Beneficiaries will be the individual(s) designated as such under the Qualified Plan. The Employer and the Committee may rely on the designation of the Beneficiary or Beneficiaries last filed in accordance with the terms of the Qualified Plan.

Section 2.6 Administration.

      Any amounts credited to a Participant's Account under this Plan will be administered by the Committee.

                                                                   EXHIBIT 10.23

                                   ARTICLE III
                               ACCRUAL OF BENEFITS

Section 3.1 Investment Elections.

      a. At the time of making the deferral elections described in Section 2.2, the Participant shall designate, on a form provided by the Committee, the types of funds the Participant's Accounts will be deemed to be invested in for purposes of determining the amount of Earnings to be credited to his or her Account. Examples of the types of funds that may be available for investment are: (i) Money Market Fund; (ii) Common Stock Fund; (iii) International Equity Fund; (iv) Balanced Fund; (v) Growth Fund; (vi) Aggressive Growth Fund; (vii) Bond Fund; and (viii) Global Equity Fund.

      In making the designation pursuant to this Section 3.1, a Participant may specify that all or any multiple of a Participant's Account (at least 10 percent) be deemed to be invested in one or more funds. Weekly, a Participant may change the designation made under this Section 3.1 with respect to amounts contained in his or her Accounts or amounts to be credited to his Accounts by current or future deferrals by filing an election, on a form provided by the Committee, submitted no later than 12:00 a.m. Pacific Time, Wednesday of each week. If a Participant fails to elect a type of fund under this Section 3.1, he or she shall be deemed to have elected a fund similar to a Money Market Fund.

      b. Although the Participant may designate the type of funds in subsection
(a) above, the Committee shall select from time to time, in its sole discretion, a commercially available fund similar to the types described in subsection (a) above to be the Funds. The Interest Rate of such commercially available fund or contract shall be used to determine the amount of Earnings to be credited to Participants' Accounts under Section 4.4.

Section 3.2 Deferral Account.

      The Committee shall establish and maintain an Account for each Participant under the Plan. Each Participant's Accounts shall be further divided into separate subaccounts ("fund subaccounts"), each of which corresponds to a fund elected by the Participant pursuant to Section 3.1(a). A Participant's Accounts shall be credited as follows:

      a. Within 10 business days of each regular Company payday, the Committee shall credit the fund subaccounts of the Participant's Accounts with an amount equal to Salary deferred by the Participant during each pay period in accordance with the Participant's election under Section 3.1(a); that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain type of fund shall be credited to the fund subaccount corresponding to that fund.

      b. With 10 business days of the Bonus or partial Bonus payment, the Committee shall credit the fund subaccounts of the Participant's Accounts with an amount equal to the portion of the Bonus deferred by the Participant's election under Section 3.1(a); that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a particular type of fund shall be credited to the fund subaccount corresponding to that fund.

                                                                   EXHIBIT 10.23

      c. As of the last day of each month, each fund subaccount of a Participant's Accounts shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.1(b) with the assumption that all dividends or interest is reinvested at the fair market value of the Fund at the end of the day in which it would be paid.

Section 3.3 Vesting.

      The interest of each Participant in any benefit accrued hereunder shall be vested in accordance with the vesting provisions of the Qualified Plan. In the event of death or Disability, the Participant will become 100 percent vested.

                                   ARTICLE IV
                            DISTRIBUTION OF ACCOUNTS

Section 4.1 Payment upon Retirement or Disability.

      In the case of a Participant who terminates employment with all Employers on or after Retirement or who terminates as a result of a Disability, the vested amounts credited to the Accounts (the "Distributable Amount") shall be paid to the Participant (and after his death to his or her Beneficiary) in the form of substantially equal annual installments over 10 years beginning as soon as administratively possible after the Payment Eligibility Date. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee at least one year prior to his or her termination of employment with all Employers:

            (i) a single lump sum cash payment payable as soon as administratively possible after the Payment Eligibility Date;

            (ii) substantially equal annual installments over five years beginning as soon as administratively possible after the Payment Eligibility Date; or

            (iii) substantially equal annual installments over fifteen years beginning as soon as administratively possible after the Payment Eligibility Date.

      Any such election filed less than one year prior to termination of employment shall not become effective.

      If the Distributable Amount is $50,000 or less, the Distributable Amount shall automatically be distributed in the form of a single lump sum cash payment as soon as administratively possible after the Payment Eligibility Date. The Participant's vested Accounts shall continue to be credited monthly with Interest Rate or Rates pursuant to Section 3.2 of this Plan until all amounts credited to his or her vested Accounts under this Plan have been distributed. For all purposes under this Plan, a Participant shall not be

                                                                   EXHIBIT 10.23

considered terminated from employment with all Employers if the Participant remains employed by an entity that is an Employer. However, if the Employee is employed by an Employer and such Employer ceases to be an Employer as a result of a sale or other corporate reorganization, such sale or other corporate reorganization shall be treated as a Termination of employment with all Employers unless immediately following such event and without any break in employment the Participant remains employed by an Employer or the former Employer assumes liability for the benefit of the Participant.

Section 4.2 Payment upon Termination of Employment.

      (a) In the case of a Participant who terminates employment with all Employers prior to Retirement or for reasons other than a Disability, the Distributable Amount shall be paid to the Participant (and after his death to his or her Beneficiary) in the form of a single lump sum cash payment as soon as administratively possible after the Payment Eligibility Date. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee at least one year prior to his or her termination of employment with all Employers:

            (i) substantially equal annual installments over three years beginning as soon as administratively possible after the Payment Eligibility Date; or

             (ii) substantially equal annual installments over five years beginning as soon as administratively possible after the Payment Eligibility Date.

      Any such election filed less than one year prior to termination of employment shall not become effective.

      (b) In the case of a Participant who dies while employed by an Employer, the Participant's Beneficiary will be paid his or her Distributable Amount in a single lump sum cash payment. If the Participant dies after Termination with all Employers and while receiving installment payments of his or her Distributable Amount, the remaining portion of the Participant's Distributable Amount will be paid in a single lump sum payment to the Participant's Beneficiary.

                                                                   EXHIBIT 10.23

Section 4.3 Payment Upon a Change of Control

      a. If a Change of Control occurs, the Distributable Amount (determined pursuant to Section 3.1) as of the date of such Change of Control shall be paid by the Trustee of the Trust (as defined herein) to the Participant in a single lump sum cash payment, as soon as practicable after the Payment Eligibility Date following the effective date of such Change of Control.

      b. In the event of a Change in Control, no changes in the Plan and no adjustments, determinations or other exercises of discretion by the Plan Administrator, the Committee, the Compensation Committee or the Board of Directors that were made at the effective time of, or subsequent to the Change in Control and that would have the effect of diminishing a Participant's rights or payments under this Plan or this Section or of causing a Participant to recognize income (for federal income tax purposes) with respect to a Participant's Distributable Amount prior to the actual distribution to a Participant of such Distributable Amount shall be effective.

Section 4.4 Amount Distributable.

      The amount of a Participant's Accounts distributable to a Participant or any designated Beneficiary or Beneficiaries as of any date specified in this Plan shall be an amount equal to the vested balance credited to the Participant's Accounts as of the Payment Eligibility Date immediately following said date.

                                    ARTICLE V
                                      TRUST

Section 5.1 Trust.

      a. The Company shall cause the payment of benefits under this Plan to be made in whole or in part by the Trustee of the PacifiCare Health Systems, Inc. Rabbi Trust (the "Trust") in accordance with the provisions of this Section 5.1. As soon as practicable after the end of each Plan Year (but no later than the tax return due date of the Company for such year), each Employer shall contribute to the Trust for each Participant an amount equal to the amount deferred by the Participant for the Plan Year and an amount equal to the Three Percent and Company Matching Contributions for such Participant for such Plan Year. Notwithstanding anything contained herein, contributions to the Trust by each Employer may be made throughout the Plan Year.

      b. The Committee shall direct the Trustee to pay the Participant or his beneficiary at the time and in the amount described in Article IV. In the event the amounts held under the Trust are not sufficient to provide the full amount payable to the Participant, the Employers shall pay for the remainder of such amount at the time set forth in Article IV.

                                                                   EXHIBIT 10.23

                                   ARTICLE VI.
                                 ADMINISTRATION

Section 6.1 Committee.

      A number of individuals shall be appointed by, and serve at the pleasure of, the Compensation Committee as a committee to administer this Plan (the "Committee"). The number of members comprising the Committee shall be determined by the Compensation Committee, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Compensation Committee. The Compensation Committee may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Compensation Committee.

Section 6.2 Committee Action.

      The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter, which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

Section 6.3 Powers and Duties of the Committee.

      a. The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be the "Plan Administrator" charged with the general administration of the Plan, and shall have all discretionary authority and powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

            i. To select the funds or contracts to be the Funds in accordance with Section 3.1(b);

            ii. To construe and interpret the terms and provisions of this Plan;

            iii. To compute and certify the amount and kind of benefits payable to Participants and their beneficiaries;

            iv. To maintain all records that may be necessary for the administration of the Plan;

            v. To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, beneficiaries or governmental agencies as shall be required by law;

                                                                   EXHIBIT 10.23

            vi. To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof;

            vii. To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

            viii. To take all actions set forth in the Trust agreement, including determining whether to hold or discontinue the policies.

Section 6.4 Construction and Interpretation.

      The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to this Plan.

Section 6.5 Information.

      To enable the Committee to perform its functions, the Employers shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination and such other pertinent facts as the Committee may require.

Section 6.6 Compensation, Expenses and Indemnity.

      a. The members of the Committee shall serve without compensation for their services hereunder.

      b. The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

      c. To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors, the Compensation Committee and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to this Plan, other than expenses and liabilities arising out of bad faith or willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company

                                                                   EXHIBIT 10.23

or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

Section 6.7 Quarterly Statements.

      Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

Section 6.8 Claim Procedures.

      a. Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth his or her claim.

      b. Claim Decision. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver a reply within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for special circumstances.

      If the claim is denied in whole or in part, the Plan Administrator shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection 6.9(c).

      c. Request for Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Plan Administration. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such 60 day period, he or she shall be barred and estopped from challenging the Plan Administrator's determination.

      d. Review of Decision. Within 60 days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the 60 day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

                                                                   EXHIBIT 10.23

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1 Unsecured General Creditor.

      Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of any Employer. Any and all of the assets of each Employer shall be, and remain, the general unpledged, unrestricted assets of such Employer. Each Employer's obligation under this Plan shall be merely that of an unsecured promise of such Employer to pay money in the future, and the rights of the Participants and beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust described in Article V) be unfunded for purposes of the Code and for purposes of Title I of ERISA.

Section 7.2 Restriction Against Assignment.

      The Employers shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, beneficiary or successor in interest in such manner as the Committee shall direct.

                                                                   EXHIBIT 10.23

Section 7.3 Change of Control.

      a. For purposes of this Plan, "Change of Control" means:

            (i) The acquisition by any Person (as hereinafter defined) of Beneficial Ownership (as hereinafter defined) of 20% or more of either the then outstanding stock (the "Outstanding Company Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company or (III) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (iii) of this definition; or

            (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this subsection (b), any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however, any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (I) the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee

                                                                   EXHIBIT 10.23

      benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) has Beneficially Ownership, directly or indirectly, of 20% or more of, respectively, the then outstanding common shares of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed in respect of the Company prior to such Business Combination and (III) at least a majority of the members of the board of directors or similar body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

            (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      b. For purposes of this Change of Control definition, "Person" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or any other entity, and "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

      c. The Committee may make such determinations and interpretations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change of Control. All such determinations and interpretations by the Committee shall be conclusive.

Section 7.4 Withholding.

      There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

Section 7.5 Amendment, Modification, Suspension or Termination.

      The Compensation Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts (regardless of whether such amounts had become vested) shall be distributed to the Participant or, in the event of his or her death, his or her beneficiary in a lump sum within 30 days following the date of termination.

                                                                   EXHIBIT 10.23

Section 7.6 Governing Law.

      This Plan shall be construed, governed and administered in accordance with the laws of the United States and to the extent not preempted by such law by the laws of the State of California.

Section 7.7 Receipt or Release.

      Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall to the extent thereof, be in full satisfaction of all claims for benefits under this Plan against the Committee and the Company. The Committee may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

Section 7.8 Effective Date.

              This Plan shall be effective as of January 1, 2002.

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                                                   EXHIBIT 10.23

        IN WITNESS WHEREOF, this Plan is adopted as of January 1, 2002.

                              PACIFICARE HEALTH SYSTEMS, INC.


                              ------------------------------------
                              By:
                              Title: